UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

In connection with the closing of our acquisition of Scient’x S.A. (“Scient’x”), on March 26, 2010, we and the former shareholders of Scient’x, including our affiliates HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. (collectively, the “Registration Rights Holders”), entered into a registration rights agreement pursuant to which the Registration Rights Holders have registration rights with respect to the shares issued in connection with the acquisition and any other of our shares held by such stockholders that constitute “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) (referred to as the “Registrable Shares”).

Pursuant to the registration rights agreement, the Registration Rights Holders have demand and piggy-back registration rights with respect to the Registrable Shares. At any time after June 24, 2010, HealthpointCapital may demand that we register all or a portion of the Registrable Shares for sale under the Securities Act, so long as the market value of such securities on the date of such request is at least $10 million or represent 3% of the total outstanding shares of our common stock. We will effect the registration as requested, unless disinterested members of our board of directors determine that such registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering or other transaction, or would be materially detrimental to us and our stockholders, in which case we will have the right to defer such registration for a period of up to 60 days.

In addition, if at any time we register any shares of our capital stock, other than in connection with (i) a registration pursuant to an exercise of demand rights described above, (ii) a registration relating solely to a business combination or merger involving us, (iii) a registration relating solely to our employee benefit plans, (iv) a registration relating to our reorganization or other transaction under Rule 145 of the Securities Act, or (v) any registration on any form that does not include substantially the same information as would be required to be included in a registration covering the sale of Registrable Securities, the Registration Rights Holders are entitled to notice of the registration and to include all or a portion of their Registrable Shares in the registration.

A holder’s right to demand or include Registrable Shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering.

Subject to certain exceptions and provided our officers and directors enter into similar agreements, in connection with a piggy-back registration, the Registration Rights Holders have agreed that they will not effect any public sale or distribution of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, during the 10 days prior to and the 90 days after the effective time of any underwritten piggy-back registration in which any of such Registration Rights Holder’s Registrable Shares are included.

The registration rights agreement contains customary provisions allocating rights and responsibilities and obligating us and the Registration Rights Holders to indemnify each other against certain liabilities arising from any registration of securities.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 26, 2010, we completed our acquisition of Scient’x S.A., a global medical device company based in France that designs, develops and manufacturers surgical implants to treat disorders of the spine. We had disclosed our entry into a definitive agreement for this acquisition in a Current Report on Form 8-K filed on December 22, 2009. The acquisition was structured as a share purchase transaction, pursuant to the terms of a Share Purchase Agreement, dated December 17, 2009, by and among us, Healthpoint (Luxembourg) I, S.a.r.l., Healthpoint (Luxembourg) II, S.a.r.l., HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., to acquire, directly or indirectly, approximately 94.8% of the issued and outstanding shares of Scient’x (the “Share Purchase Agreement”). Subsequent to the execution of the Share Purchase Agreement, we entered into separate agreements with the remaining shareholders of Scient’x that allowed us to acquire 100% of the issued and outstanding shares of Scient’x. The aggregate purchase price paid to acquire 100% of Scient’x was 23,730,644 shares of our common stock. The acquisition of Scient’x is referred to as the Share Purchase. Scient’x is now a wholly owned indirect subsidiary of Alphatec Holdings, Inc.

As of February 1, 2010, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we otherwise refer to collectively as HealthpointCapital, and their affiliates in the aggregate held approximately 39.5% of the shares of our common stock and approximately 94.8% of the shares of Scient’x. Accordingly, HealthpointCapital received shares of our common stock in connection with the Share Purchase proportional to its ownership interest in Scient’x. Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen J. Hochschuler, M.D., are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital, and Messrs. Berkowitz, Foster and Molson are also directors of either Scient’x or any affiliate of Scient’x. Following the Share Purchase, HealthpointCapital owns approximately 54.5% of our common stock based on our shares outstanding at March 31, 2010.

Our board of directors formed a special committee of disinterested directors to evaluate and, if appropriate, negotiate the transaction with Scient’x, and such special committee unanimously recommended that our board of directors and stockholders approve the Share Purchase Agreement and the issuance of our shares contemplated therein. Following such recommendation by the special committee, our board of directors unanimously approved the Share Purchase Agreement.

Pursuant to the terms of the Share Purchase Agreement, the consideration paid for 100% of the shares of Scient’x was fixed at 24,000,000 shares of our common stock, reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in connection with the Share Purchase.

A summary of the Share Purchase Agreement was contained in Item 1.01 of the Current Report on Form 8-K filed on December 22, 2009, and a copy of the agreement was filed as Exhibit 2.1 to that report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02. The issuance of the shares of common stock in connection with the Share Purchase was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. In accordance with Item 9.01(a), the audited consolidated financial statements of Scient’x Groupe S.A.S. for the fiscal years ended December 31, 2009 and 2008 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), the pro forma consolidated financial statements of Alphatec Holdings, Inc. and Scient’x Groupe S.A.S. as of the fiscal year ended December 31, 2009 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated March 26, 2010, by and among Alphatec Holdings, Inc. and the other signatories thereto

23.1	Consent of Deloitte & Associes

99.1	Audited consolidated financial statements of Scient’x Groupe S.A.S. for the fiscal years ended December 31, 2009 and 2008

99.2	Pro forma consolidated financial statements of Alphatec Holdings, Inc. and Scient’x Groupe S.A.S. as of the fiscal year ended December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: March 31, 2010
/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated March 26, 2010, by and among Alphatec Holdings, Inc. and the other signatories thereto

23.1	Consent of Deloitte & Associes

99.1	Audited consolidated financial statements of Scient’x Groupe S.A.S. for the fiscal years ended December 31, 2009 and 2008

99.2	Pro forma consolidated financial statements of Alphatec Holdings, Inc. and Scient’x Groupe S.A.S. as of the fiscal year ended December 31, 2009